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                                                           EXHIBIT 23.15(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-4 of of U.S. Office Products Company of our report dated 23 September 1996, relating to the financial statements of Perth Stationery Supplies Pty Ltd. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Yours sincerely,



Partner
Day Nielson
Chartered Accountants
Geelong, Australia

September 1996